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                                                                      Exhibit 99

     CUBIST PHARMACEUTICALS COMPLETES ACQUISITION OF TERRAGEN DISCOVERY INC. Technology Significantly Expands Company's Capabilities in Natural Product
                                 Drug Discovery

            CAMBRIDGE, Mass., Oct. 25 -- Cubist Pharmaceuticals, Inc. (Nasdaq:
CBST) today announced that it has completed the acquisition of TerraGen Discovery Inc., a privately held natural products discovery company with operations in Vancouver, Canada and Slough, England. With the acquisition, Cubist has enhanced both its antimicrobial drug discovery platform and product development engine and obtained proprietary technologies and expertise in the area of small molecule drug discovery from natural products.

         (Photo: http://www.newscom.com/cgi-bin/prnh/20000717/CUBELOGO)

            In addition to a pool of talented employees, Cubist has added innovative and unique technologies that include:

            -- NatChem(TM), which provides access to over 50,000 extracts derived from a unique collection of previously accessible microorganisms (approximately 1% of existing microbes),

            -- NatGen(TM), which provides access to recombinant microbial strains generated by cloning DNA from previously uncultivable microorganisms (approximately 99% of existing microbes),

            -- Directed Biosynthesis, which enables the production of natural product analogs via the alteration of genetic pathways in surrogate host strains, and

            -- Macrodroplet Screening, which enables the rapid identification of extracts from recombinant organisms through use of a proprietary, high-throughput microfermentation screening technology.

            Under the terms of the acquisition, Cubist has acquired 100% of the shares of TerraGen in a stock-for-stock merger that is being accounted for under a pooling-of-interest treatment. Cubist has issued approximately $29 million worth of stock, or approximately 608,000 shares, which is 2.2% of its post-transaction, outstanding primary share count. As of June 30, 2000, Cubist had 27.1 million shares outstanding.

            Cubist Pharmaceuticals is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the safety and efficacy of Cidecin(TM) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin in Gram-positive Entities) clinical trial program and is engaged in multiple, strategic partnerships, including Novartis Pharma AG and Merck & Co. for the discovery and development of novel antiinfectives.

            Cubist Safeharbor Statement

            Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product
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research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's ability to develop and commercialize its products before its competitors. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A (file No. 000-21379) filed on April 3, 2000.

SOURCE  Cubist Pharmaceuticals, Inc.

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http://photoarchive.ap.org PRN Photo Desk, 888-776-6555 or 201-369-3467

Company News On-Call: http://www.prnewswire.com/comp/.html119304 or fax, 800-758-5804, ext. 119304

CONTACT: Jennifer LaVin, Senior Director, Corporate Communications of Cubist Pharmaceuticals, Inc., 617-576-4258, jlavin@cubist.com, or Renee Connolly - media of Noonan/Russo Communications, 212-696-4455 ext. 227, renee@noonanrusso.com


CAPTION: CUBELOGO    CUBIST PHARMACEUTICALS LOGO    Cubist Pharmeceuticals
Logo. (PRNewsFoto)[AG]    CAMBRIDGE, MA USA 07/17/2000